UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2005

HEARTLAND OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-32669

(Commission File Number)

91-1918326

(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6

(Address of principal executive offices and Zip Code)

604.693.0177

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Heartland Oil and Gas Corp. has entered into a joint venture agreement (the “JV Agreement”) with Far East International Petroleum Corporation (“FEIPCO”) having its head office in Dubai, United Arab Emirates (“UAE”). Under the terms of the JV Agreement, Heartland and FEIPCO have formed a company operating under the name Arabian Heartland International Corporation. (“Arabian Heartland”). We will hold our 35% working interest in the joint venture via a newly formed wholly owned subsidiary “Heartland International Oil Corporation.”

Arabian Heartland is actively pursuing a number of opportunities in the Middle East, with the initial focus being on securing contracts in Southern Iraq relating to the exploration, drilling, production and marketing of hydrocarbons and the procurement or provision of related oilfield services, including, but not limited to, drilling and related service contracts and securing production sharing agreements.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 2, 2005, we have received the resignation of Randy Buchamer as a director of our company. Mr. Michael Bodino also resigned as a director on May 12, 2005. On May 7, 2005 we appointed John Martin as a director of our company in place of Randy Buchamer.

Mr. Martin is a graduate of IMD one of the world’s top business schools located in Lausanne, Switzerland. He is a Corporate Finance Specialist and is currently the Managing Director of CMI, Credit Markets Investments Ltd. (Geneva). Previously, Mr. Martin was the senior VP and head of Capital Markets for Bank of Tokyo Mitsubishi AG (Switzerland), one of the world’s largest banks. While there from 1990 to 2000, he was a member of the Investment Policy Committee for private banking and an ALM committee member for the bank’s capital. Prior to this Mr. Martin was VP, Capital Markets for the Royal Bank of Canada (Suisse) and Assistant Treasurer and Capital Markets Manager for Inspectorate Finance S.A. Geneva.

Item 7.01 Regulation FD Disclosure

Prior to the Iran/Iraq war in the 1980’s oil production was some 3.5 million barrels per day. Current production capacity is 2.8 million barrels per day, but actual production output is 1.5 million barrels per day. Our company’s management believes the minimal investment of technical and financial capital in Iraq’s oil sector over the past 20 years creates substantial growth opportunities for companies like Arabian Heartland and correspondingly, our shareholders.

Our management believes that the initial opportunities Arabian Heartland is pursuing in Southern Iraq with FEIPCO wil provide the “first mover advantage” needed to give shareholders of micro-cap companies such as ours growth opportunities. We are very much aware of the political and security issues associated with doing business in these areas and with the assistance of FEIPCO, we have and will continue to take all appropriate and necessary measures to ensure our personnel and our assets are safe.

Item 9.01 Financial Statements and Exhibits

c)	Exhibits

10.1          Joint Venture Agreement dated April 20, 2005 between Far East International Petroleum Corporation and Heartland International Oil Corporation, approved by the Board by consent resolution dated May 1, 2005.

99.1	News Release of the Registrant dated May 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: May 12, 2005

/s/ Richard Coglon

Richard Coglon

President and Director

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